EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Sandelman, state and attest that:

(1)	I am the President of Main Place Funding, LLC (the “Registrant”).

(2)	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

•	the quarterly Report on 10-Q of the Registrant for the quarter ended March 31, 2003 (the “quarterly report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

/s/ JONATHAN SANDELMAN
Jonathan Sandelman President

May 13, 2003